Exhibit 23.2

CONSENT OF TETRA TECH, INC.

The undersigned hereby states as follows:

We assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date May 29, 2013, issue date June 28, 2013, amended & restated date July 7, 2014 for Vista Gold Corp. (the Company”), portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”).

We hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-196527, 333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the technical report and the reference to our name as set forth above in the Form 10-K.

TETRA TECH, INC.
Date: February 26, 2016	By: /s/ Vicki J Scharnhorst

Name: Vicki J. Scharnhorst, P.E.
Title: Project Manager